EXHIBIT 5
[LETTERHEAD OF BRADLEY ARANT ROSE & WHITE LLP]
June 29, 2007
CapitalSouth Bancorp
2340 Woodcrest Place
Birmingham, AL 35209
Ladies and Gentlemen:
     In our capacity as counsel for CapitalSouth Bancorp, a Delaware corporation (“CapitalSouth”), we have examined the Registration Statement on Form S-4, as amended (the “Registration Statement”), in the form proposed to be filed by CapitalSouth with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended (the “Act”), relating to the proposed merger (the “Merger”) of Monticello Bancshares, Inc., a Florida corporation (“Monticello”), with and into CapitalSouth and the issuance of 1,047,619 shares of common stock, par value $1.00 per share, of CapitalSouth common stock (the “Shares”) in connection with the Merger. Pursuant to the Merger, each holder of shares of common stock of Monticello will have the right to receive shares of CapitalSouth common stock. In this connection, we have examined such records, documents and proceedings as we have deemed relevant and necessary as a basis for the opinions expressed herein.
     Upon the basis of the foregoing, we are of the opinion that:
(i)	the Shares to be offered under the Registration Statement, to the extent actually issued pursuant to the Merger, will have been duly and validly authorized and issued and will be fully paid and nonassessable; and

(ii)	under the laws of the State of Delaware, no personal liability will attach to the ownership of the Shares.
     We hereby consent to the filing of this opinion with the Securities and Exchange Commission (the “Commission”) as an exhibit to the Registration Statement. In addition, we hereby consent to the inclusion of all references made with respect to our firm in the Joint Proxy Statement/Prospectus which is included in and forms part of the Registration Statement. In giving such consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Commission thereunder. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to CapitalSouth or the Shares.
Yours very truly,
/s/ Bradley Arant Rose & White LLP